UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT
                        Pursuant to Section 13 OR 15(d) of
                        The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 4, 2005



                             National Superstars, Inc.
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               (Exact name of registrant as specified in its charter)



          Nevada                  2-98395-NY               93-0848208
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State or other jurisdiction      (Commission            (IRS Employer
     of incorporation)           File Number)         Identification No.)


                 444 Park Forest Way, Wellington, FL     33414
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             (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code (561) 798-4294


                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 1.01  Entry into a Material Definitive Agreement.

     On January 4, 2005, the registrant entered into an Agreement and Plan of Merger with MSO Holdings, Inc., a Delaware corporation ("Holdings"), for the purpose of changing the registrant's domicile from Nevada to Delaware (the "Reincorporation").

     The completion of the Reincorporation is a condition to the closing of a merger contemplated by the Merger Agreement (defined and described below). As a result of the Reincorporation : (i) the registrant will be merged with and into Holdings, (ii) Holdings will survive the Reincorporation as the successor in interest and the successor issuer of the registrant, (iii) the Certificate of Incorporation of Holdings and the Bylaws of Holdings will survive the Reincorporation and continue as the governing documents of the surviving entity, and (iv) each share of the registrant's common stock will represent and become exchangeable for .005 shares of Holdings common stock, with each certificate representing shares of the registrant's common stock currently outstanding thereafter representing such number of shares of the registrant's common stock set forth on such certificate multiplied by .005, rounded up to the nearest 100 shares.

     On January 4, 2005, the registrant also entered into an Agreement and Plan of Merger with MSO Medical, Inc., a Delaware corporation ("MSO"), Holdings and NSPS Merger Sub, Inc., a Delaware corporation ("Merger Sub"), pursuant to which MSO will merge with Merger Sub (the "Merger Agreement"). Merger Sub is a newly created Delaware corporation, and wholly-owned subsidiary of Holdings, formed solely for the purpose of effecting the merger contemplated by the Merger Agreement (the "Merger").

     As a result of the Merger, MSO will become a wholly-owned subsidiary of Holdings. As a result of the Reincorporation and immediately following the closing of the Merger (the "Closing"), the shareholders of the registrant will own approximately 1.5% of the outstanding shares of capital stock of Holdings (calculated on a fully diluted basis) and the stockholders of MSO will own approximately 98.5% of the outstanding shares of capital stock of Holdings (calculated on a fully diluted basis).

     Further, at the Closing, MSO will pay $50,000 directly to Pride, Inc., an entity owned by certain directors and officers of the registrant, as reimbursement for expenses incurred in connection with the operation of the registrant.

     In addition, at the Closing, MSO will deposit into escrow an additional $280,000 to be paid on a pro rata basis to the shareholders of the registrant who were shareholders of the registrant on January 5, 2005; provided, however, that the entire sum of $280,000 is to be held in escrow for a period of ninety
(90) days after the Closing to satisfy any claims that may be made against registrant arising from or otherwise related to activities of registrant prior to the Closing. If no such claims are made during such ninety (90) day period, the entire $280,000 shall be distributed pro rata to the shareholders of record of registrant who were shareholders of record on January 5, 2005.

     MSO Medical, Inc. ("MSO") is a medical services company providing comprehensive management services to leading U.S. hospitals in the area weight loss management and bariatric surgery. MSO contracts with acute care hospitals to establish "Bariatric Surgery Centers of Excellence" under the brand name "Center for Obesity Related Illness." MSO Medical performs services for its hospital clients which include (i) providing credentialed,

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skilled and trained surgeons to perform Bariatric (gastric bypass) surgery;
(ii) originating patients through proprietary marketing techniques; (iii) screening and diagnosis of patients for surgery; (iv) clinical services review of post op patients; and (v) billing and reimbursement services for hospital and surgeons. MSO also provides billing and administrative services to surgeon groups.

     Pursuant to the Merger Agreement, neither the registrant nor Holdings, Merger Sub, nor any of their respective officers, directors, employees, agents, affiliates, accountants, counsel, investment bankers, financial advisors or other representatives shall, (i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any alternative acquisition proposal, (ii) enter into any agreement or take any other action that by its terms could reasonably be expected to adversely affect the ability of the parties to consummate the Merger, or (iii) directly or indirectly engage or otherwise participate in any discussions or negotiations with, or provide any information or data to, or afford any access to the properties, books or records of the registrant, Holdings or Merger Sub to, or otherwise assist, facilitate or encourage, any person (other than MSO or any affiliate or associate thereof) relating to any acquisition proposal.

     The Merger Agreement also provides that effective as of the Closing, the current board of directors of the registrant will resign and that the existing board of directors of MSO shall be appointed by the outgoing board of directors to fill the vacancies left on the registrant's board of directors by virtue of such resignations.

     The Closing of the Merger is also subject to certain conditions, including, without limitation, the following:

     (i) the representations and warranties of each of the parties shall be true and correct as of the Closing;

     (ii) the parties shall have performed each of their respective covenants and agreements under the Merger Agreement prior to the Closing;

     (iii) the registrant's wholly owned subsidiary, National Real Estate Superstars, Inc., a California corporation, shall have been dissolved in the State of California;

     (iv) the Reincorporation shall have been duly approved by holders representing at least 66 2/3% of the outstanding capital stock of the registrant;

     (v) the Amended and Restated Bylaws of the registrant shall have been duly approved by holders representing at least 66 2/3% of the outstanding capital stock of the registrant;

     (vi) the Merger and the Merger Agreement shall have been duly approved by holders representing at least 90% of the outstanding capital stock of MSO; and

     (vii) the stockholders of MSO shall have received certain opinions from counsel to the registrant.




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     The Merger Agreement may be terminated:

     (i)  by the mutual written consent of the parties to the Merger
Agreement;

     (ii) by either MSO or the registrant if the Closing has not taken place prior to February 28, 2004;

     (iii) by either MSO or the registrant if any court of competent jurisdiction has issued an order, judgment or decree restraining or enjoining the Merger;

     (iv) by MSO if the registrant breaches any representation, warranty or covenant in the Merger Agreement; or

     (v) by the registrant if MSO breaches any representation, warranty or covenant in the Merger Agreement; provided, however, that if the registrant terminates the Merger Agreement due to the breach of the Merger Agreement by MSO, then MSO must pay directly to the registrant an amount equal to $50,000 as a termination fee.

Item 5.02  Departure of Director.

     In connection with the Merger, on January 4, 2005 Anthony Hoffman resigned as a member of the registrant's board of directors effective as of that date.

Item 5.03  Amendments to Bylaws.

     On January 3, 2005, the registrant amended and restated its Bylaws by action of the registrant's board of directors. The following is a summary comparison of the Amended and Restated Bylaws of the registrant (the "New Bylaws") and the former Bylaws of the registrant (the "Old Bylaws"). The registrant's board of directors determined that it was necessary to amend and restate the registrant's Bylaws in order to reflect changes in the Nevada Revised Statutes and the Exchange Act since the date such Bylaws were adopted and to facilitate the completion of the Merger. The following is a summary only and you are encouraged to read the Amended and Restated Bylaws attached hereto as Exhibit 3.1 in their entirety.

     The Old Bylaws provided that the annual meeting of shareholders was to take place every year on October 6 and that notice of such meetings was to be provided to the shareholders at least ten (10) days, and not more than thirty
(30) days, prior to the date of the meeting in question. The New Bylaws provide that the annual meeting of shareholders is to be held on such dates and such times as may be designated from time to time by the Board of the Directors and requires notice of such meetings to be sent to the shareholders at least ten (10) days, and not more than sixty (60) days, prior the date of the meeting.

     The Old Bylaws do not contain a provision related to shareholder proposals or shareholder nominations for director. The New Bylaws provide that only such business shall be conducted at the annual meeting of shareholders as shall have been property brought before the meeting. For director nominations or other matters to be brought properly before the meeting by a shareholder, (i) the shareholder must provide timely notice to the registrant, and (ii) the business must be proper for stockholder action

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under Nevada law.  In order to be timely, the shareholder notice must be delivered to the secretary of the registrant not later than the ninetieth
(90th) day nor earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year's annual meeting, notice by the shareholder will be timely if it is delivered not earlier than one hundred and twenty
(120) days prior to the actual date of such meeting and not later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which a public announcement of the meeting date is first made.

     The Old Bylaws provide that a special meeting of the shareholders may be called by the President of the registrant, the Board of Directors of the registrant or by shareholders holding not less than ten percent (10%) of the outstanding voting stock of the registrant. The New Bylaws provide that a special meeting of the shareholders may be called by the Chairman of the Board of Directors of the registrant, the Chief Executive Officer of the registrant, the Board of Directors of the registrant or by shareholders holding at least twenty-five percent (25%) of the outstanding voting stock of the registrant.

     The Old Bylaws provide that on all matters to be acted upon by the shareholders, holders holding thirty-three percent (33 1/3%) of the outstanding voting stock of the registrant shall constitute a quorum. The New Bylaws provide that on all matters to be acted upon the shareholders, holders holding more than fifty percent (50%) of the outstanding voting stock of the registrant shall constitute a quorum.

     The Old Bylaws authorized the holders of the voting stock of the registrant to act by unanimous written consent. The New Bylaws authorize the holders of the voting stock of the registrant to act by written consent executed by holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     The Old Bylaws provided that the number of directors of the registrant shall be not less than three. The New Bylaws provide that the authorized number of directors of the registrant shall be fixed by the board of directors from time to time.

     The Old Bylaws provided that directors of the registrant may be removed with or without cause by an affirmative vote of shareholders holding a majority of the voting stock present at a meeting at which there is a quorum. The New Bylaws provide that the directors may be removed with or without cause by an affirmative vote of shareholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock of the registrant.

     The Old Bylaws did not contain any provision related to the indemnification of officers or directors of the registrant. The New Bylaws provide that the registrant shall indemnify its officers and directors to the fullest extent allowed for by Nevada law.







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Item 9.01  Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.        Description
-----------        -----------

    3.1            Amended and Restated Bylaws

















































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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    National Superstars, Inc.



                                    By: /s/ Peter Porath
                                        Peter Porath
                                        Chief Executive Officer

Dated:  January 4, 2005







































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